LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Andrew Saik, William Shatynski and Hillary T. Yegen, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

      (1) prepare, execute on behalf of the undersigned and submit to the U.S. Securities and Exchange Commission (the ?SEC?), with respect to the securities of PDS Biotechnology Corporation, a Delaware corporation (the ?Company?) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 13 and
Section 16(a) of the Securities Exchange Act of 1934 (the ?Exchange Act?) or any rule or regulation of the SEC;

     (2) execute for and on behalf of the undersigned, with respect to the securities of the Company, any required (i) Schedules 13D and 13G in accordance with Section 13 of the Exchange Act and the rules thereunder,
(ii) Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder, and (iii) Form 144 under Rule 144 of the Securities
 Act of 1933;

    (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D or 13G, Form 3, 4, 5, or 144 and complete and execute any amendment or amendments thereto, and timely file any such form with the SEC and any stock exchange or similar authority; and

    (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

    The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, hereby ratifying and confirming all that such attorney -in-fact shall lawfully do or cause or have caused to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at [his/her] request, are not assuming any

of the undersigned?s responsibilities to comply with Section 13 and 16 of the Securities Exchange Act of 1934 and Rule 144 of the Securities Act of 1933.

    This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof (?Prior Powers of Attorney?), and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D and 13G, and Forms
 3, 4, 5 and 144 with respect to the securities of the Company held by the undersigned, unless earlier revoked by the undersigned in a signed writing delivered to such attorney-in-fact.


[signature page follows]


IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 31st day of May, 2019.


By: /s/ James Loughlin

Name: James Loughlin